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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008

IAC/INTERACTIVECORP
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-20570 (Commission File Number)	59-2712887 (IRS Employer Identification No.)
555 West 18th Street, New York, NY 10011 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/
/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Spin-Off Financing Agreements/Arrangements

        In connection with the previously announced spin-offs, on July 16, 2008, HSN, Inc. ("HSNi") and Ticketmaster entered into purchase agreements for the private placement of $240 million of senior unsecured notes due 2016 with an 11.25% coupon rate and $300 million of senior unsecured notes due 2016 with a 10.75% coupon rate, respectively.

        As described under "Exchange and Consent Agreement Relating to IAC's 7% Senior Notes due 2013," on July 17, 2008, IAC entered into a Notes Exchange Agreement (as defined below), pursuant to which Interval Acquisition Corp. ("Interval") will issue $300 million of senior unsecured notes due 2016 with a 9.5% coupon rate (the "Interval Senior Notes") to IAC, which notes will then be exchanged for a portion of the IAC Notes (as defined below).

        HSN also has bank commitments for a $150 million 5-year Term Loan A and a $150 million 5-year revolver, Ticketmaster has bank commitments for a $100 million 5-year Term Loan A, a $350 million Term Loan B and a $200 million 5-year revolver and Interval has bank commitments for a $150 million 5-year Term Loan A and a $50 million 5-year revolver.

        The HSNi and Ticketmaster senior note offerings are expected to close on July 28, 2008 and the Interval Senior Notes are expected to be distributed to IAC prior to the spin-off of Interval's parent company by IAC. The execution and funding of the bank credit facilities remain subject to a number of conditions, including the execution of definitive documentation.

        The net proceeds of the HSNi and Ticketmaster senior note offerings, together with the proceeds from the HSNi, Interval and Ticketmaster bank credit facilities, will be used primarily to fund cash dividends to IAC prior to the spin-offs. The cash received by IAC will be used to fund the amended Offer (as defined below) for the IAC Notes not exchanged for Interval Senior Notes, as well as future growth and investment opportunities.

        A summary of the material terms of the arrangements described above is set forth on Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. IAC issued a related press release, which is attached as Exhibit 99.2 to this Form 8-K.

Exchange and Consent Agreement Relating to IAC's 7% Senior Notes due 2013

        On July 17, 2008, IAC entered into a Notes Exchange and Consent Agreement (the "Notes Exchange Agreement") with Interval and a group of institutional holders (the "Noteholders") of IAC's 7% Senior Notes due 2013 (the "IAC Notes") unaffiliated with IAC that hold in excess of a majority in aggregate principal amount of the outstanding IAC Notes. Under the Notes Exchange Agreement, subject to the terms and conditions of the agreement, IAC agreed to exchange (the "Exchange") $300 million in aggregate principal amount of the Interval Senior Notes to be issued to IAC by Interval for a portion of the IAC Notes held by certain of the Noteholders (the "Exchanging Noteholders"). The Interval Senior Notes will be issued prior to the pending spin-off from IAC of Interval Leisure Group, Inc., a wholly owned subsidiary of IAC that at the time of its spin-off will be the parent of Interval ("ILG"), and will be exchanged with the Exchanging Noteholders immediately after the spin-off.

        Additionally, IAC agreed to amend the terms of IAC's pending cash tender offer for any and all of the IAC Notes (the "Offer") within 5 business days of the date of the Notes Exchange Agreement, among other things, to increase the price being offered by reducing the fixed spread over the yield on the reference treasury security on which the tender offer price is based from 215 basis points to 100 basis points, and certain of the Noteholders agreed to tender their IAC Notes into the Offer. The Noteholders also consented to the amendments (the "Proposed Amendments") to the indenture governing the IAC Notes (the "IAC Notes Indenture") that IAC is seeking in connection with the Offer. These consents represent a majority of the aggregate principal amount of the outstanding IAC Notes and are sufficient to approve the Proposed Amendments in accordance with the IAC Notes Indenture.

        IAC's obligations under the Notes Exchange Agreement to effect the Exchange and to consummate the amended Offer are subject to the satisfaction of certain conditions, including the spin-off of ILG having occurred, the purchase of all IAC Notes tendered into the amended Offer occurring simultaneously with the Exchange, the effectiveness of a supplemental indenture to the IAC Notes Indenture implementing the Proposed Amendments, the receipt of a private letter ruling from the Internal Revenue Service relating to the tax treatment of the Exchange and the absence of legal restraints against the amended Offer, the Exchange or the issuance of the Interval Senior Notes.

        The Exchanging Noteholders' obligations under the Notes Exchange Agreement to effect the Exchange are subject to the satisfaction of certain conditions, including IAC having amended the Offer consistent with the terms of the Notes Exchange Agreement, the purchase of all IAC Notes tendered into the amended Offer occurring simultaneously with the Exchange, the spin-off of ILG having occurred, the absence of legal restraints against the amended Offer, the Exchange or the issuance of the Interval Senior Notes, IAC having furnished to the Exchanging Noteholders an opinion of counsel with respect to specified legal matters, the effectiveness of the indenture under which the Interval Senior Notes will be issued (the "Interval Indenture") and the absence of any continuing event of default under the Interval Indenture.

        The issuance and exchange of the Interval Senior Notes, together with the amended Offer, are being made in connection with the spin-off of ILG, and are intended to give rise to a succession event (with Interval as the sole successor to IAC) for credit derivatives purposes. The Interval Senior Notes will not be registered under the Securities Act of 1933, as amended, in connection with the Exchange and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. IAC issued a related press release, which is attached as Exhibit 99.3 to this Form 8-K.

ITEM  2.03.    CREATION OF A DIRECT FINANICAL OBLIGATION OR AN OBLIGATION UNDER AN
                         OFF-BLANACE SHEET ARRANGEMENT OF A REGISTRANT

        See Item 1.01 above, which is incorporated by reference herein.

ITEM  2.06.    MATERIAL IMPAIRMENTS.

        In connection with the preparation of its consolidated financial statements as of and for the six months ended June 30, 2008, IAC has identified, on a preliminary basis, impairment charges of approximately $100 million related to the goodwill and intangible assets of its Lending segment and approximately $70 million related to the goodwill of its Real Estate segment. The impairments relate to IAC's most recent assessment of the likely profitability of its Lending and Real Estate segments in light of the persistent adverse mortgage and real estate market conditions. While the aforementioned charges are estimates, IAC does not expect the final analysis to be materially different.

ITEM  7.01.    REGULATION FD DISCLOSURE.

        On July 18, 2008, IAC issued two press releases, one regarding the HSNi, Interval Acquisition Corp. and Ticketmaster senior note offerings described in Item 1.01 above and certain other matters, and another announcing that IAC had entered in the Notes Exchange Agreement described in Item 1.01 above and certain other matters. The full text of both press releases, which are attached as Exhibits 99.2 and 99.3 hereto, respectively is being furnished under this Item 7.01.

ITEM  8.01.    OTHER EVENTS

        As previously disclosed in the information statement filed as Exhibit 99.1 to Ticketmaster's registration statement on Form 10, as amended, during the second quarter of 2008, Ticketmaster began a comprehensive review of its worldwide cost structure in light of significant investments that have been made through increased operating and capital expenditures, acquisitions in recent periods and in advance of the termination of the Live Nation agreement in 2009.

        As a result of this review, Ticketmaster currently intends to take the following actions, among others, which it currently expects will reduce its annual operating expenditures in 2009 by an estimated $35 million: (i) more rapid integration of recently acquired companies, (ii) the rationalization of certain ticketing platforms, products and services, (iii) certain operating cost reductions, including, among others, reductions in personnel, payment processing and discretionary costs, (iv) the consolidation of customer contact centers and (v) the review of global marketing and sponsorship costs for efficiency. Ticketmaster currently expects that achieving these actions will require some up-front costs and impairment charges relating to the write down of certain assets, the aggregate amount of which is currently expected to be small (within the mid-single digit millions) relative to the estimated 2009 cost savings described above. Ticketmaster expects that these up-front costs and charges will principally impact its 2008 results, but the aggregate cash costs of these actions are not expected to materially impact Ticketmaster's overall financial position or liquidity.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP
By:	/s/ GREGORY R. BLATT
Name: Gregory R. Blatt Title: Executive Vice President and General Counsel

Date: July 22, 2008

 EXHIBIT INDEX

Exhibit No.	Description
99.1	Material Terms of HSNi, Interval Acquisition Corp. and Ticketmaster Senior Notes and Bank Credit Facilities.
99.2	Press Release of IAC/InterActiveCorp re Senior Note Offerings and Certain Other Related Matters, dated July 18, 2008.
99.3	Press Release of IAC/InterActiveCorp re Notes Exchange Agreement and Certain Other Related Matters, dated July 18, 2008.

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  ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
  ITEM 2.03. CREATION OF A DIRECT FINANICAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BLANACE SHEET ARRANGEMENT OF A REGISTRANT
  ITEM 2.06. MATERIAL IMPAIRMENTS.
  ITEM 7.01. REGULATION FD DISCLOSURE.
  ITEM 8.01. OTHER EVENTS
SIGNATURES
EXHIBIT INDEX